EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this Amendment No. 1 on Form 10-K/A (this “Amendment”) to Annual Report on Form 10-K for the fiscal year ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this Amendment fairly presents, in all material respects, the financial condition and results of operations of ALCiS Health, Inc.

Date: June 29, 2007	/s/ Brian J. Berchtold
Brian J. Berchtold
Chief Executive Officer

Date: June 29, 2007	/s/ Mark E. Lemma
Mark E. Lemma
Chief Financial Officer

This certification accompanies this Amendment pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference into any filing under the Federal Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference